Minutes of

                           the Special Meeting of the
                  Board of Directors of Princeton Capital, Inc.

      The special meeting of the Board of Directors of the corporation was held at 150 River Rd., Ste. B-3, Montville, NJ on June 10, 1995. The following persons were in attendance.

                        Louis Perosi, Jr.
                        Louis A. Perosi

      The board reviewed a Stock and Cash Exchange Agreement between Princeton Capital and Imagine America, which is presently operating under the name Charter Financial Network, N.J. ("IMGI/Charter"), and which controls the SMALL$TOCK(R) financial technology, trademarks, operations, current business contracts and other assets. The Board reviewed the circumstances which brought about the Stock and Cash Exchange Agreement and concluded that the transaction between IMGI/Charter and Princeton is necessary for the business continuation of Princeton and the consideration to be paid by Princeton to IMGI/Charter is fair and reasonable. IMGI, operating as Charter, and Princeton Capital, Inc. have reached an agreement under which all of the assets of IMGI/Charter will be exchanged for 2,535,987 shares of the capital stock of Princeton and $40,000 in cash consideration. The agreement calls for Charter to transfer ownership of all its assets to Princeton. The Princeton Shares received by IMGI/Charter will be distributed pro-rata to the IMGI/Charter shareholders as quickly as is reasonably possible assuming things are completed in a planned business-like fashion.

      It is the intention of the Board of Directors to seek a method by which IMGI/Charter realizes an increased valuation and subsequently pass this valuation on to its shareholders. Since IMGI/Charter is a publicly owned company, the Board believes there is value to its corporate Charter and the management of IMGI/Charter feels a responsibility to the shareholders to extract whatever value there may be and distribute that value to the shareholders. Such value realization and distribution is expected to be completed within two years.

      The purpose of this reorganization is to allow Princeton to continue the business previously conducted by Charter, making use of the assets of Charter, and continuing the proprietary interests. The exchange of shares contemplated by this reorganization will result in ownership by IMGI/Charter shareholders, immediately after this transaction, of more than 56% of the outstanding shares of Princeton.

      In addition, Princeton Capital has presented a business plan which provides to IMGI a comfort level whereby Princeton shall endeavor to continue and expand the operations initiated by IMGI/Charter.

      In other matters, the Board approved a plan of reorganization presented by Louis Perosi, Jr. for IMGI.

      RESOLVED, that the Company approve and accept the Stock and Cash Exchange.

      There being no further business before this meeting, it was adjourned.


----------------------------------          -----------------------------------
       Chairman of Board                                 Director
       Louis Perosi, Jr.                             Louis A. Perosi

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                        STOCK AND CASH EXCHANGE AGREEMENT

This Stock Exchange Agreement ("Agreement") is made and entered into this tenth day of June 1995 by and between Princeton Capital, Inc., a New Jersey corporation (herein referred to as "Princeton"), and Charter Financial Network, Inc., a New Jersey corporation (herein referred to as "Charter"), in accordance with the terms and conditions herein.

                                    ARTICLE I
                           EXCHANGE OF STOCK AND CASH

1.01 Exchange of Stock. Subject to terms and conditions set forth herein, and the Asset Purchase contemplated by the parties hereto, Princeton does hereby assign, transfer and otherwise convey to Charter two million five hundred thirty five thousand nine hundred eighty seven (2,535,987) shares of common stock, no par value, of Princeton ("Princeton Stock") and $40,000 in cash.

1.02 Additional Undertakings. Concurrent with the execution hereof the parties hereto shall execute such additional instruments and take such additional action as such party(ies) may reasonably request in order to effectuate the purpose and intent of this Agreement. As an additional undertaking and inducement to Princeton to enter into this Agreement, Charter acknowledges and agrees to exchange all assets, equipment, trademarks and intellectual property, as shown in the audited financial statements dated June 30, 1994, and the unaudited financial statements dated June 1, 1995.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF CHARTER

As of the date hereof and at Closing, Charter does hereby represent and warrant to Princeton as follows:

(i) Charter is a corporation duly organized, validly existing and is in good standing under the laws of the State of New Jersey and in other jurisdictions where it conducts business, has full corporate power and authority to execute and deliver this Agreement and has no subsidiaries,

(ii) the authorized capital stock of Charter consists of 15,000,000 shares of common stock, no par value,

(iii) the issued and outstanding shares of capital stock of Charter consists of 5,071,974 shares of common stock. In addition, (a) there are no warrants, rights, options, conversion privileges, stock purchase plans or other agreements or undertakings, except as may be required to settled outstanding accounts with creditors and noteholders, which obligates Charter now or upon the occurrence of some future event to issue additional shares of capital stock and in the event said undertaking, exist, may be remedied by Article I, paragraph 1.02 of this Agreement, (b) there are no restrictions on the transfer of shares of capital stock other than those imposed by relevant state and federal securities laws, and (c) no holder of any security of Charter is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which Charter is a party or which are otherwise binding on Charter. The Charter Shares are free and clear of any mortgage lien, pledge, or other encumbrance and are duly authorized, validly issued, fully paid and non-assessable shares of capital stock of Charter,

(iv) the financial statements of Charter set forth herein, which consist of an unaudited balance sheet as of June 1, 1995 and related statements of income for the periods then ended, are correct and fairly present the financial condition of Charter for the periods involved, and such statements were prepared in accordance with generally accepted accounting standards consistently applied;

(v) except as reflected or reserved against the balance sheet of Charter, as set forth on herein, Charter has no liabilities of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due except as disclosed in the financial statements and work sheets of Charter. Charter's accounts receivable are collectable in accordance with the terms of such accounts, except to the extent of the reserve therefore in Charter's balance sheet set forth herein,

(vi) since the date of the financial statements set forth herein to the present, there have not been any changes in the condition (financial or otherwise), assets, liabilities, capitalization, business or business prospects of Charter which, individually or in the aggregate, have been materially adverse,

(vii) the assets reflect on the balance sheet of Charter as of June 30, 1994 and 1995, are owned free and clear of all liens, claims, charges and encumbrances of any kind or nature, except to the extent disposed of in the ordinary course of business since June 30, 1994 and June 1, 1995, or as otherwise disclosed herein; all such assets, if any, characterized as inventory are stated at no more than the lower cost or market value and are, in all material respects, useable and salable in the ordinary course of business,

(viii) at the written request of Princeton Board, Charter shall present a true and correct list of any and all agreements, leases, arrangements or understandings, written or oral, which Charter is a party, or by which any of its assets or properties are legally bound,

(ix) there are no judicial or administrative actions, suits or proceedings, pending or threatened, that might result in a material adverse change in the condition (financial or otherwise), properties, assets, business or operations of Charter or that question the validity of this agreement,

(x) neither the execution and delivery of this Agreement by Charter, nor the consummation of the transactions set forth herein or contemplated hereby will conflict with or result in any violence of or constitute a breach of or a default under the Certificate of Incorporation or By Laws of Charter or under any contract, instrument, agreement, understanding, mortgage, indenture, lease, insurance policy, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to or which Charter is a party or by which any of them are bound, nor will it give rise to any right of acceleration in the time for performance or any obligation of Charter under any contract or instrument, nor will it result in the creation of any lien, charge, encumbrance of any asset of Charter,

(xi) Charter has filed or is in the process of filing all federal, state, local and foreign tax returns which are due or has obtained appropriate extensions with respect thereto and all such returns are true and correct in all material respects as filed,

(xii) Charter is acquiring the Princeton Shares for distribution to its stockholders. Charter represents that the Princeton Shares are being acquired in a transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and that it understands that the Princeton Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is available, including Rule 144 under the Act, and that it must, accordingly, bear the economic risk of its investment for an indefinite period of time, and

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PRINCETON

As of the date hereof and at Closing, Princeton does hereby represent and warrant to Charter as follows:

(i) Princeton is a corporation duly organized, validly existing and is good standing under the laws of the State of New Jersey and in other jurisdictions where it conducts business, has full corporate power and authority to execute and deliver this Agreement and has no subsidiaries.

(ii) the authorized capital stock of Princeton consists of 7,000,000 shares of common stock, no par value,

(iii) the issued and outstanding shares of capital stock of Princeton consists of 1,500,000 shares of common stock presently issued only to Mr. Perosi, Jr. In addition,

(a) there are no warrants, rights, options, conversion privileges, stock purchase plans or other agreements or undertakings which obligates Princeton now or upon the occurrence of some future event to issue additional shares of capital stock, (b) there are no restrictions on the transfer of shares of capital stock other than those imposed by relevant state and federal securities laws, and (c) no holder of any security of Princeton is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which Princeton is a party or which are otherwise binding on Princeton. The Princeton Shares are free and clear of any mortgage lien, pledge, or other encumbrance and are duly authorized, validly issued, fully paid and non-assessable shares of capital stock of Princeton,

(iv) the financial statements of Princeton which consist of an unaudited balance sheet as of June 1, 1995 and related statements of income for the periods of then ended, are correct and fairly present the financial condition of Princeton for the periods involved, and such statements were prepared in accordance with generally accepted accounting standards consistently applied;

(v) except as reflected or reserved against the balance sheet of Princeton, as set forth herein, Charter has no liabilities of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due. Princeton's accounts receivable are collectable in accordance with the terms of such accounts, except to the extent of the reserve therefore in Princeton's balance sheet,

(vi) since the date of Princeton's financial statements to the present, there have not been any changes in the condition (financial or otherwise), assets, liabilities, capitalization, business or business prospects of Princeton which, individually or in the aggregate, have been materially adverse,

(vii) the assets reflect on the balance sheet of Princeton as of June 1, 1995, are owned free and clear of all liens, claims, charges and encumbrances of any kind or nature, except to the extent disposed of in the ordinary course of business since June 1, 1995 or as otherwise disclosed on Exhibit 4; all such assets, if any, characterized as inventory are stated at no more than the lower of cost or market value and are, in all material respects, useable and salable in the ordinary course of business,

(viii) there are no material contracts, agreements, leases, arrangements or understandings, written or oral, which Princeton is a party to, or by which any of its assets or properties are legally bound,

(ix) there are no judicial or administrative actions, suits or proceedings, pending or threatened, that might result in a material adverse change in the condition (financial or otherwise), properties, assets, business or operations of Princeton or that question the validity of this agreement,

(x) neither the execution and delivery of this Agreement by Princeton, nor the consummation of the transactions set forth herein or contemplated hereby will conflict with or result in any violence of or constitute a breach of or a default under the Certificate of Incorporation or By Laws of Princeton or under any contract, instrument, agreement, understanding, mortgage, indenture, lease, insurance policy, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to or which Princeton is a party or by which any of them are bound, nor will it give rise to any right of acceleration in the time for performance or any obligation of Princeton under any contract or instrument, nor will it result in the creation of any lien, charge, encumbrance of any asset of Princeton,

(xi) Princeton has filed all federal, state, local and foreign tax returns which are due or has obtained appropriate extensions with respect thereto and all such returns are true and correct in all material respects as filed; Princeton has not received any notice of deficiency for assessment of additional taxes and Princeton is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes with respect to its Princeton's federal, state, or local or foreign taxes pending, except for taxes incurred by Princeton in the ordinary course of business allocable to the most recent taxable quarter; Princeton has no knowledge of any proposed liability for any tax to be imposed upon its properties, assets, or business for which there is no adequate reserve reflected in the balance sheet of Princeton,

(xii) the Princeton Shares are free and clear of all liens, claims, pledges, and other encumbrances of any nature; the Princeton Shares are not subject to any contract, agreement, arrangement or understanding, written or otherwise, which would adversely affect or otherwise prohibit or limit the acquisition of the Princeton Shares by Charter.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

5.01 Reduction of Liabilities of Charter. (a). the parties to this Agreement hereby acknowledge that effectiveness of this transaction is subject to Charter, through Princeton or directly, effectively reducing its outstanding liabilities to an amount which is acceptable to Princeton. In the event that Charter is unable to effect the foregoing, within sixty (60) days from the date stated herein above, this Agreement may be terminated by Princeton at its option. Notice of such event by Princeton to Charter shall be deemed effective to terminate this Agreement. (b) In the event Charter can affect the reduction of liabilities to the satisfaction of Princeton, as described above, the effective date of this Agreement shall be the date stated herein above.

                                    ARTICLE V
                                     NOTICES

Any notice or other communication required or permitted hereunder shall be made in writing, and shall be deemed to have been given if placed in the United States mail, registered and certified, postage prepaid, or if personally delivered, addresses as follows;

                  Princeton:  Princeton Capital, Inc.
                              150 River Road, Suite B-3
                              Montville, New Jersey 07045

                  Charter:    Charter Financial Network, Inc.
                              PO Box 4676
                              Wayne, New Jersey 07470

                                   ARTICLE VI
               ENTIRE AGREEMENT, MODIFICATION, WAIVER AND HEADINGS

6.01 Entire Agreement; Modification. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.02 Incorporated by Reference. All exhibits, schedules and documents referred to in this Agreement are incorporated herein for all purposes.

6.03 Multiple Counterpart Execution: Governing Law. This Agreement may be executed in multiple counterparts, which each counterpart constituting a binding agreement between the signatory parties, and with all such counterparts constituting an integrated document. This Agreement shall be construed and governed by the laws of the State of New Jersey.

6.04 Binding Effect. The terms and provisions herein shall be binding on the inure to the benefit or the parties hereto, and their respective transferees, successors and assigns.

6.05 Survival of Representation and Warranties. All representations, warranties, and covenants made by the parties herein shall survive the execution of this Agreement and shall be forever enforceable.

6.06 Severability. If any provision of this Agreement is invalid, illegal or enforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all persons and circumstances.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective all as of the date set forth above.

                                    Princeton Capital, Inc.


                                    ______________________________________
                                    President


                                    Charter Financial Network, Inc.


                                    ______________________________________
                                    President